Exhibit 10.4

SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

[Name of Director]

[Title]

[Company Name]

[Address]

Dear [Name]

You have been granted an option to purchase Common Stock of Seattle Genetics, Inc. (the “Company”) as follows:

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Granted

Type of Option	Nonstatutory Stock Option

Expiration Date

Vesting Schedule:	This Option may be exercised, in whole or in part, in accordance with the following schedule: One hundred percent (100%) of the total number of shares subject to the Option shall vest on the day before the first anniversary of the date of grant of the Option, provided that Optionee does not experience a Termination of Employment before such date.

Termination Period:	This Option may be exercised for 90 days after Optionee’s Termination of Employment, or such longer period as may be applicable upon the death or disability of Optionee as provided in the Stock Option Agreement, but in no event later than the Expiration Date as provided above.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Amended and Restated 2007 Equity Incentive Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE		SEATTLE GENETICS, INC.

By:
[Name]	Name:	Clay B. Siegall, Ph.D.
	Title:	President & CEO

[SSI Number]
Social Security Number

SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated [Date] (“Grant Date”) between Seattle Genetics, Inc., a Delaware corporation (the “Company”), and [Name] (“Optionee”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company has established the Amended and Restated 2007 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that Optionee shall be granted an option under the Plan as hereinafter set forth;

The parties hereby agree that the Company grants, effective as of the Grant Date, Optionee a Nonstatutory Stock Option (this “Option”) to purchase                  shares of its $0.001 par value Common Stock (the “Shares”) upon the terms and conditions set forth in this Agreement.

1. Plan Award. This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof.

2. Exercise Price. The exercise price applicable to this Option (meaning, the price Optionee must pay in order to purchase any Shares hereunder) shall be [$00.00] per Share.

3. Vesting and Exercise of Option. Subject to Optionee’s not experiencing a Termination of Employment during the following vesting period, Optionee shall vest in and earn the right to exercise this Option as follows: One hundred percent (100%) of the total number of shares subject to the Option shall vest on the day before the first anniversary of the Grant Date of the Option. This award may be exercised in whole or in part.

In the event of a Change in Control (as defined in the Plan), the vesting of this Option (if this Option is outstanding at such time) shall be accelerated in full such that Optionee shall have the right to exercise this Option for all of the Shares subject to this Option immediately prior to the effective time of the Change in Control.

4. Expiration. This Option will expire ten (10) years from the Grant Date, unless sooner terminated or canceled in accordance with the provisions of the Plan. This means that (subject to the continuing service requirement set forth in Section 3 above and subject to earlier termination upon certain other events as set forth in the Plan) this Option must be exercised, if at all, on or before [Expiration Date] (the “Expiration Date”). If this Option expires on a stock exchange holiday or weekend day, this Option will expire on the last trading day prior to the holiday or weekend. Optionee shall be solely responsible for exercising this Option, if at all, prior to its Expiration Date. The Company shall have no obligation to notify Optionee of this Option’s expiration.

5. Exercise Mechanics. This Option may be exercised by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice must be accompanied by the payment of the full Option exercise price of such Shares. Exercise shall not be deemed to have occurred unless and until Optionee has delivered to the Company (or its authorized representative) an approved notice of exercise, full payment of the exercise price for the Shares being exercised and payment of any applicable withholding taxes in accordance with Section 8 below. Payment of the Option exercise price may be in cash (including check or wire transfer); through an approved cashless-brokered exercise program; with shares of the Company’s Common Stock (subject to the Company’s discretion to withhold approval for such payment method at any time); cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price, provided the Company shall accept a cash or other payment from Optionee to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued; or a combination thereof to the extent permissible under Applicable Law; provided, however, that any permitted method of payment shall be in strict compliance with all procedural rules established by the Board.

6. Termination of Employment. All rights of Optionee in this Option, to the extent that it has not previously become vested and been exercised, shall terminate upon Optionee’s Termination of Employment except as set forth in this Section 6. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee’s Termination of Employment shall terminate and expire effective immediately upon such date. With respect to the vested and exercisable portion of the Option, and subject to the final sentence of this Section 6:

(i) In the event of Termination of Employment other than as a result of Optionee’s death or disability, Optionee shall have 90 days from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided that if during any part of such 90-day period, the Option is not exercisable because the issuance of the Shares would violate the registration requirements under the Securities Act, the Option shall not expire until the Option shall have been exercisable for an aggregate of 90 days after the date of Termination of Employment; provided further that if during any part of such 90-day period, the Shares issued upon exercise of the Option may not be sold because Optionee has material nonpublic information regarding the Company or is otherwise subject to a trading blackout period under the Company’s Insider Trading Policy, the Option shall not expire until Optionee shall have had an aggregate of 90 days after the date of Termination of Employment during which Optionee can sell the Shares without being subject to such restrictions arising under insider trading laws or Company policy; and provided further that notwithstanding the foregoing, in no event may this Option be exercised more than one year after the date of Termination of Employment;

(ii) In the event of Termination of Employment as a result of Optionee’s disability (including a Total and Permanent Disability), Optionee shall have 12 months to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment;

(iii) In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within three months following Optionee’s Termination of Employment, Optionee shall have 12 months following the Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of death or, if earlier, the date of Termination of Employment; and

Notwithstanding the above, in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date set forth in Section 4 above.

7. Transferability. This Option generally is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable only by Optionee during Optionee’s lifetime; provided, however, that this Option may be transferred by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

8. Tax Matters. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Optionee’s responsibility and that the Company (i) makes no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (ii) does not commit to structure the terms or the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items. If Optionee is subject to certain withholding requirements, then prior to the exercise of this Option, Optionee shall pay or make adequate arrangements satisfactory to the Company to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee’s wages or other cash compensation paid to Optionee by the Company or from proceeds of the sale of Shares. Alternatively, or in addition, if applicable and permissible under Applicable Laws, the Company may (but shall not be obligated to): (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. In addition, if applicable, Optionee shall pay the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described, and if Optionee does not otherwise so pay the Company, then the Company may withhold amounts from Optionee’s cash compensation to satisfy such withholding obligation. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items (including if Optionee’s cash compensation is not sufficient to satisfy such obligations). Although Optionee is being provided in the Plan prospectus a description of certain tax consequences of transactions related to the Option, Optionee remains responsible for all such tax consequences and the Company shall not be deemed to provide any individual tax advice with respect thereto.

9. Optionee Acknowledgements. By accepting the grant of this Option, Optionee acknowledges and agrees that the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement. Optionee acknowledges that all decisions with respect to future grants, if any, will be at the sole discretion of the Company. Optionee’s participation in the Plan shall not create a right to his or her continued service as a Director. This Option shall not be part of calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law. In the event that Optionee is not an employee of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate of the Company. Optionee acknowledges that the future value of the underlying Shares is unknown, may increase or decrease in the future, and cannot be predicted with certainty. In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from Optionee’s Termination of Employment by the Company (for any reason whatsoever and whether or not in breach of Applicable Laws).

10. Data Transfer. Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this document by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company, its Affiliates and its Subsidiaries hold certain personal information about Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Optionee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere and that the recipient country may have different data privacy laws and protections than Optionee’s country. Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Stock Plan Administrator. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired upon the exercise of this Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. Optionee may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Optionee understands that refusing or withdrawing consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, Optionee may contact the Stock Plan Administrator at the Company.

11. Copies of Plan Materials. Optionee acknowledges that Optionee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at http://www.seagen.com. Optionee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Stock Plan Administrator.

12. Entire Agreement; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement or the Notice of Stock Option Grant attached to this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Amended and Restated 2007 Equity Incentive Plan (the “Plan”) and this Stock Option Agreement (the “Agreement”). Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

OPTIONEE		SEATTLE GENETICS, INC.

By:
[Name]	Name:	Clay B. Siegall, Ph.D.
	Title:	President & CEO

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.

Spouse of Optionee

EXHIBIT A

NOTICE OF EXERCISE

To:	Seattle Genetics, Inc.

Attn:	Stock Option Administrator

Subject:	Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (“Optionee”) intends to exercise Optionee’s option to purchase              shares of Seattle Genetics, Inc. Common Stock, under and pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan and the Stock Option Agreement dated                     , as follows:

Grant Number:

Date of Purchase:

Number of Shares:

Purchase Price:

Method of Payment of Purchase Price:

Social Security No.:

The shares should be issued as follows:

Name:

Address:

Signed:

Date: